                           RAYTEL MEDICAL CORPORATION
                             Federal EIN: 94-2787342

                      For the year ended September 30, 1998

NAME & ADDRESS                              FEDERAL EIN           TAX PD
--------------                              -----------           ------
Raytel Cardiac Services, Inc.               06-1287427             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Cardiovascular Labs, Inc.            94-3210502             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Holdings, Inc.               06-1406441             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Network, Inc.                94-3210501             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Medical Imaging, Inc.                06-1332098             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Management Holdings, Inc.            94-3251759             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Texas Physician Services, Inc.       94-3249951             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Granada Hills, Inc.                  94-3221261             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel California Physician Services, Inc.  94-3253644             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403



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




NAME & ADDRESS                              FEDERAL EIN           TAX PD
--------------                              -----------           ------
Raytel Texas Heart Center Management
   Company, Inc.                            94-3286082             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

CardioCare                                  11-3145721             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures Inc.                65-0294084             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Alexandria, Inc. 72-1325012             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of
  Central San Antonio, Inc.                 75-0381834             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of
  East New Orleans, Inc.                    72-1333975             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Texas, Inc.      65-0340398             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Towson, Inc.     72-1250526             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures
  of West Houston, Inc.                     72-1284493             9/98
7 Waterside Crossing
Windsor, CT 06095

Fort Worth Cardiac Laboratory, Inc.         75-2341421             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Texas II, Inc.   74-2657210             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Centers of
   Port St. Lucie, Inc.                     72-1235790             9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Cleveland, Inc.  72-1333978             9/98
7 Waterside Crossing
Windsor, CT 06095



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




NAME & ADDRESS                              FEDERAL EIN           TAX PD
--------------                              -----------           ------
Heart Institute of Port St. Lucie           59-2420810             9/98
7 Waterside Crossing
Windsor, CT 06095

Physician Partners of Port St. Lucie        65-0627710             9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Heart Center of Harrisburg, LLC      94-3303355             9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403



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